EMPLOYMENT AGREEMENT


         THIS AGREEMENT ("Agreement") is made and entered into effective November 17, 1997, by and between ATLANTIC GULF COMMUNITIES CORPORATION, a Delaware corporation with its principal office located at 2601 South Bayshore Drive, Miami, Florida 33133 (the "Company"), and JOHN LAGUARDIA (the "Employee").

                                    RECITALS
                                    --------

         A. The Company is engaged in, among other things, the acquisition, development and sale of real estate, and the management of various assets, including a portfolio of receivables resulting from the sale of real estate.

         B. The Company desires to employ the Employee as its Executive Vice President - Chief Operating Officer under terms which are competitive in the industry and which will provide the proper incentives to yield the maximum benefit to the Company and its stockholders.

         C. The Employee desires to enter into employment with the Company under the terms of this Agreement.

                                   AGREEMENT
                                   ---------

         The Company and the Employee (individually, a "Party"; collectively, the "Parties"), in consideration of the promises and mutual covenants herein set forth, agree as follows:

         1. EMPLOYMENT. The Company hereby employs the Employee, and the Employee hereby accepts such employment, to serve as the Executive Vice President - Chief Operating Officer under the terms of this Agreement.

         2. DUTIES AND PERFORMANCE. The Employee shall serve as the Executive Vice President - Chief Operating Officer of the Company, and shall perform such executive and administrative services as are generally expected of a corporate Executive Vice President - Chief Operating Officer, or as may reasonably be assigned to him from time to time by the Company's president (the "President"), board of directors (the "Board") or Compensation/ Stock Option Committee (the "Compensation Committee"). The Employee shall report directly to the President. The Employee agrees to devote his full business time, attention, energy, and skill to the Company's business and goodwill and to perform diligently and to the best of his ability to serve the Company's interests. Notwithstanding the above, the Company acknowledges that the Employee has certain duties (including, without limitation, attendance at a trial for approximately two (2) weeks) as the liquidating trustee of Tompkins Investment Group, Incorporated, pursuant to orders issued in Case No. CI 91-319,

Circuit Court of the Ninth Judicial Circuit in and for Osceola County, Florida, and shall be entitled to perform such duties as required and to accept such compensation as is paid for the performance of such duties until such time as the Employee is dismissed by the court of applicable jurisdiction from the Employee's duties as liquidating trustee. Employee represents to the Company that the Employee's performance of his duties as liquidating trustee shall not have a material, adverse effect on the performance of Employee's duties under this Agreement.

         3. TERM OF AGREEMENT. The term of the Employee's employment hereunder shall commence on November 17, 1997, and continue until 5:00 p.m. November 17, 2001, unless earlier terminated pursuant to Section 9 below.

         4. COMPENSATION.

            a. The Company shall pay to the Employee, as compensation for his services hereunder, a salary at the rate of $300,000.00 per annum ("Base Compensation"), payable biweekly in accordance with the Company's general policies and procedures for payment of salaries to its executive officers.

            b. In addition to the Base Compensation, the Employee shall be eligible for an annual bonus based upon Employee and Company performance (the "Performance Bonus") of up to 100% of his Base Compensation. The Employee's ability to earn a Performance Bonus shall be determined based upon objectives and other criteria set by the President and approved by the Board or Compensation Committee, as applicable, in consultation with the Employee. Fifty percent (50%) of the Performance Bonus shall be payable in cash, and at the Company's option, fifty percent (50%) of the Performance Bonus may be paid in shares of the Company's common stock based upon the fair market value per share at the close of business on the day immediately preceding the date of the payment of the Performance Bonus; provided however that to the extent that any portion of the Performance Bonus is paid in stock, the Company shall, on or before the end of the calendar year in which such stock is transferred to Employee, make a loan (the "Stock Loan") to Employee upon the following terms and conditions:

                                    (i) The  Stock  Loan  shall be in an  amount
equal to the actual federal income tax imposed upon the issuance of the common stock based upon the highest marginal tax bracket actually imposed upon Employee;

                                    (ii) The Stock Loan shall be  evidenced by a
non-recourse promissory note (the "Note"), secured by the stock issued to Employee as a portion of the Performance Bonus. Interest on the Stock Loan shall accrue at the prime rate, as published in The Wall Street Journal from time to time, and shall be payable monthly in arrears. The full amount of the principal of the Stock Loan, together with any accrued and unpaid interest, shall be payable one year from the date of the Note;

                                    (iii) The Note shall allow Employee,  at any
time, to pay the note in full by tendering to the holder of the Note the stock secured by the Note.

            c. Pursuant to the authorization and action by the Compensation/Stock Option Committee (the "Compensation Committee") on November 17, 1997, the Employee has been granted options to purchase up to Four Hundred Fifty Thousand (450,000) shares of the Company's common stock (the "Stock Options"), subject to the terms and conditions set forth in the Stock Option Plan and Agreement dated November 17, 1997, attached hereto as Exhibit "A" (the "Stock Option Plan and Agreement"). Notwithstanding anything to the contrary contained herein, the Employee may not exercise his Stock Options at any time prior to the date (the "Shareholder Approval Date") on which the Stock Option Plan and Agreement is approved by a majority vote of the shareholders of the Company, in satisfaction of Section 162(m) of the Internal Revenue Code. Subject to the foregoing, the Employee's Stock Options shall vest and become exercisable according to the following schedule (provided the Employee's employment hereunder has not been terminated prior to each "Exercisability Date") and subject to such other terms as may be contained in the Stock Option Plan and
Agreement:

                                                          Number Of Shares
Exercisability Date                                    Available For Purchase
-------------------                                    ----------------------

Shareholder Approval Date                                    150,000
June 30, 1998                                                150,000
June 30, 1999                                                150,000


         In the event the Shareholders of the Company do not approve the Stock Option Plan and Agreement, in accordance with Section 162(m) of the Internal Revenue Code, prior to September 30, 1998, any Stock Option granted to the Employee pursuant to this Section 4.c. shall be deemed null and void AB INITIO, and Employee shall have the right, on or before December 31, 1998, to terminate Employee's employment. In the event Employee terminates this Agreement pursuant to the preceding sentence, the Company shall pay to Employee (i) any Performance Bonus or Base Compensation earned but unpaid, and (ii) a lump sum severance compensation in the amount of $300,000, within thirty (30) days following the date of termination. Employee shall not be entitled to any other compensation or benefits.

         The exercise price of the Stock Options shall be equal to the fair market value per share of the common stock of the Company at the close of business on the Shareholder Approval Date. The Stock Options shall expire on the seventh (7th) anniversary of the applicable Exercisability Date as set forth above, unless the Stock Options shall be forfeited on an earlier date, as set forth herein and under the Stock Option Plan and Agreement. All other terms and conditions of the Stock Options shall be as set forth in the Stock Option Plan and Agreement.

         Notwithstanding the above, any and all unexercisable and/or unexercised Stock Options shall be forfeited, terminated and deemed null and void on the dates set forth in Sections 9.a. through 9.d. hereof, as applicable in the event the Employee's employment hereunder is terminated pursuant to the applicable section hereof.

                  d. In respect of all payments under this Agreement, the Company shall withhold and pay over to the appropriate governmental agency all payroll taxes (including income, social security, and unemployment compensation taxes) required by the federal, state and local governments with jurisdiction over the Company.

         5. RELOCATION. The Company acknowledges that Employee currently owns a residence located at 6073 Masters Boulevard, Orlando, Florida, 32819-4303 (the "Residence"). Employee has advised the Company that Employee does not desire to list the Residence for sale with a broker prior to April 1, 1998, and Employee agrees to be responsible for all costs and expenses (including, without limitation, mortgage payments, insurance payments and real estate taxes), incurred with respect to the Residence through and including March 31, 1998 and to keep the Residence in a condition substantially similar to its current condition at the time of execution of this Agreement. From the date of this Agreement until March 31, 1998, the Company shall reimburse Employee for the costs to rent an apartment (the "Leased Premises") in Miami, Florida (including utility expenses but excluding telephone expenses) (the "Rental Expenses"); provided the monthly Rental Expense does not exceed $2,000.00 and such Rental Expenses are reasonable. From and after April 1, 1998, (i) Employee shall list the Residence with a licensed real estate broker acceptable to the Company, pursuant to a listing agreement reasonably acceptable to the Company for an amount not to exceed $750,000.00, and (ii) the Company will be responsible for paying all out-of-pocket carrying costs of the Residence (including, without limitation, mortgage payments, real estate taxes, utilities, insurance payments, upkeep, maintenance, repair, and similar costs of ownership, operation and maintenance)(the "Home Expenses"), not to exceed $4,500 per month, until the earlier to occur of the sale of the Residence or March 31, 1999. Employee agrees to accept a net purchase price (after all closing costs, prorations and expenses related to closing) for the Residence equal to or exceeding $700,000.00 without regard to any federal taxes which may be imposed on the sale of the Residence (or less than $700,000.00 in the event the Company agrees to pay to Employee the difference between $700,000.00 and the actual net purchase price). In the event the Residence has not been sold for a net purchase price of at least $700,000.00 prior to March 31, 1999, the Company agrees to purchase the Residence from Employee for a net purchase price of $700,000.00; provided however that, in the event the Residence is under a contract for sale which is scheduled to close after March 31, 1999, the Company's duty to purchase the Residence on or before March 31, 1999, shall be postponed until the earlier of the closing of such contract or until the time for closing under such contract has passed without closing, but the Company shall pay the Home Expenses during such extended period until the closing or subsequent purchase of the Residence by the Company. In the event of a sale to the Company, (i) Employee shall convey to the Company or its designee by Warranty Deed good, marketable and insurable fee simple title to the Residence with title in a condition substantially similar to that shown on the title insurance policy attached hereto as Exhibit "B"(excluding any mortgages or liens referenced therein), and (ii) all closing costs shall be paid by the Company. Employee shall be responsible for correcting any title defects with respect to the Residence at Employee's sole cost and expense. The Company's obligation to pay the Home Expenses and purchase the Residence pursuant to this Section 5 shall not be terminated by the earlier termination of this Agreement by the Company without cause pursuant to Section 9.b. below. In addition to the foregoing, the Company agrees to reimburse Employee for the costs of moving the Employee's personalty (the Moving Expenses"); provided such expenses are reasonable and approved by the Company in advance of being incurred.

         In the event that Employee purchases a residence in Dade or Broward County, Florida prior to the earlier to occur of (i) the sale of the Residence, or (ii) March 31, 1999, the Company agrees to make a loan (the "Relocation Loan") to the Employee in an amount equal to $700,000.00 less the outstanding principal balance, together with any accrued and unpaid interest thereon, of any existing mortgages or liens on the Residence, which Relocation Loan shall remain outstanding until the Residence is sold to a third party, the Company or its designee. The Relocation Loan shall be evidenced by a non-recourse promissory note secured by a second mortgage on the Residence or the new residence, at the Company's option, provided such mortgage is not prohibited under the applicable first mortgage. Interest on the Relocation Loan shall accrue at the prime rate, as published in The Wall Street Journal from time to time, and shall be payable monthly in arrears. The full amount of the principal of the Relocation Loan, together with any accrued and unpaid interest, shall be due and payable upon the sale of the Residence.

         To the extent that any portion of the Rental Expenses, the Home Expenses, the Moving Expenses, or the Relocation Loan, results in taxable income to Employee, the Company shall pay to employee, as an additional cash performance bonus, the "Gross Up Amount".

         6. EXPENSES. The Company will reimburse the Employee for all reasonable and necessary travel and entertainment and professional expenses incurred by the Employee in the performance of business-related duties for the Company and its subsidiaries.

         7. FRINGE BENEFITS. During the term of the Employee's employment hereunder, the Employee shall be entitled to such comparable fringe benefits and perquisites as may be provided to any or all of the Company's senior executives, including the President, pursuant to policies established from time to time by the Board or Compensation Committee, as applicable. These fringe benefits and perquisites shall include: (a) life insurance and health insurance; (b) four weeks of paid vacation per year (but not cumulative from year to year); (c) eligibility to participate in the Company's 401(k) Plan; (d) a Company-leased car or car allowance equivalent to that provided to the president and chief executive officer; (e) reimbursement of all reasonable expenses for or related to car insurance, repairs and maintenance; and (f) reimbursement of up to $1,000 annually for tax planning and tax return preparation services. To the extent that Employee is not eligible to participate in the Company's 401(k) plan during any period of employment, the Company shall increase Employee's Base Compensation by an amount equal to the amount which the Company would have contributed as matching funds, assuming that the Employee would have made the maximum contribution that would be allowed by law if the Employee were eligible to participate in the Company's 401(k) plan during such periods; such increase to occur at the time such amounts would have otherwise vested in Employee.

         8.  COVENANTS  NOT TO  COMPETE.  During  the  Term  of  the  Employee's
employment with the Company, the Employee will not: (a) other than as an employee of the Company or any of its subsidiaries or affiliates, engage in an active way in real estate development or sales within the geographical boundaries of Florida; or (b) engage as a passive investor in real estate development or sales "in competition" with the Company or any of its subsidiaries or affiliates. Whether a particular passive investment is in competition with the Company or any of its subsidiaries or affiliates shall be determined by the Company's Conflicts Committee upon full disclosure of the prospective investment by the Employee. The Employee acknowledges and agrees that (a) the territory set forth above in which the foregoing restrictions apply are the areas in which the Company derives or will derive a significant portion of its revenues, (b) the foregoing restrictions as to time and area are reasonable for the protection of the goodwill and business of the Company against irreparable injury, (c) the foregoing restrictions do not place an undue hardship on the Employee, and (d) the restrictions do not affect adversely the public's health, safety or welfare. The Company acknowledges that Employee is or expects to be a passive investor in a company to be formed which will buy, rehabilitate and sell single family homes in the central Florida area, with relatives and friends, and the Company agrees that this activity is not in competition with the Company; provided that Employee agrees not to be an employee of the company.

         9.       TERMINATION OF EMPLOYMENT.

                  a. The Company may terminate the Employee's employment hereunder at any time for "Cause," as defined below, upon giving written notice of such involuntary termination to the Employee. In such event, Employee shall not be entitled to any further compensation, bonus and/or benefits, and any and all unexercisable and/or unexercised Stock Options as of the date of the Employee's termination under this Section 9.a. shall be forfeited, terminated and deemed null and void five (5) business days from the date of termination. "Cause" justifying termination by the Company immediately upon written notice shall mean any one of the following acts of or omissions by the Employee:

                           (1)      An action or omission of the Employee which
constitutes a willful and material breach of this Agreement which is not cured within fifteen (15) days after receipt by the Employee of written notice of same,

                           (2)      Fraud,  embezzlement,   misappropriation  of
funds, breach of trust or any other dishonest and injurious conduct against the Company, committed by the Employee,

                           (3)      Conviction of the Employee with respect to a
felony or any other crime that involves moral turpitude, unless the conviction is attributable to an act committed before the date of this Agreement and the Company had actual knowledge of such act prior to its execution of this Agreement,

                           (4)      From and after  the date of this  Agreement,
any act committed by the Employee involving the excess consumption of alcohol or drugs, or any other acts of moral turpitude committed in such a manner as to publicly and adversely reflect upon the reputation or stature of the Company,

                           (5)      Gross or continuing negligence in connection
with the performance of the Employee's duties hereunder, or

                           (6)      The material and willful or knowing  failure
or refusal by the Employee, or the inability of the Employee (other than as a result of a disability or death), to perform his duties hereunder, or in accordance with the lawful written instructions of the Board of Directors.

                  b. If the Company wishes to: (i) terminate the Employee's employment hereunder other than for Cause, as defined above in Section 9.a.;
(ii) to substantially  diminish the duties or responsibilities  of Employee;  or
(iii) to materially change the title or position of Employee in the hierarchy of the Company, (all of which shall be deemed to be a "Termination Without Cause", and in the instance of the Company's actions described in (ii) or (iii) immediately above, the Employee may either consent to and waive such action or terminate his employment with the Company in writing with sixty (60) days notice, which termination shall be deemed to be a Termination Without Cause by the Company; provided that a failure to timely terminate as aforesaid shall constitute a waiver by Employee), the Company shall be entitled to do so upon a 60-day written notice to the Employee of the Company's intention to Terminate Without Cause, provided, however, that: (i) any and all unexercised Stock Options shall be forfeited, terminated and deemed null and void ninety (90) days from the date on which the Employee's employment with the Company terminates, and (ii) Employee shall be entitled to receive the following compensation and benefits:

                           (1)      any Performance  Bonus or Base  Compensation
earned but unpaid;

                           (2)      lump  sum  severance   compensation  in  the
amount of $300,000, payable within fifteen days of notice to the Employee, regardless of the Employee's future employment; and

                           (3)      during  the  twelve  month  period  directly
following the effective date of such Termination Without Cause, (i) all fringe benefits to which the Employee would otherwise be entitled under clauses (a),
(d), (e) and (f) of the second sentence of Section 7 above or, at the Company's option, the payment of an amount necessary, computed on an after tax basis, for the Employee to purchase benefits substantially comparable to those to which he would otherwise be entitled to under clauses (a), (d), (e) and (f) of the second sentence of Section 7 above and (ii) use of an "out placement" service provider, as designated by the Company, to the extent the Company's cost therefor does not exceed $10,000.00; and

                           (4)      the  Company  shall   assume,   pay  and  be
responsible for all lease obligations in any manner related to the Leased Premises through the earlier of: (i) the expiration of the term of this Agreement, or (ii) the expiration of the term of the lease for the Leased Premises. In such event, the Company shall be entitled to take possession of the Leased Premises for the period in which the Company is satisfying the lease obligations.

                  c. Employee may terminate his employment with the Company at any time upon sixty (60) days prior written notice to the Company; however in such event (except for Employee's termination as a result of the Company's actions described in Section 9.b. above) Employee shall not be entitled to any further compensation, bonus and/or severance benefits; and any and all unexercisable and/or unexercised Stock Options as of the Employee's termination under this Section 9.c. shall be forfeited, terminated and deemed null and void thirty (30) days from the date of Employee's termination of employment with the Company.

                  d. Notwithstanding anything herein to the contrary, this Agreement shall terminate immediately upon the Employee's death or total and permanent disability. For purposes of this Agreement, the Employee shall be considered totally and permanently disabled if, as a result of illness or injury, the Employee becomes unable to perform his regular duties on the Company's behalf and such inability continues for 180 or more consecutive days. In such event, Company shall (i) pay to the Employee or the estate of the deceased Employee any accrued but unpaid Base Compensation through Employee's date of disability or death, and (ii) pay to the Employee or the estate of the deceased Employee his accrued and earned but unpaid Performance Bonus, if any. Any and all unexercisable and/or unexercised Stock Options as of the date of the Employee's death or disability shall be forfeited, terminated and deemed null and void ninety (90) days from the date of the Employee's death and/or disability.

         10. CONFIDENTIALITY/NO SOLICITATION.

                  a. CONFIDENTIAL INFORMATION. The Employee shall not at any time during or after his employment with the Company disclose or use, directly or indirectly, any confidential information or trade secrets of the Company, except as required by the performance of his duties hereunder and solely for the Company's benefit and except as may be required by any law or court order. For the purposes of this Agreement, "confidential information" shall mean all information disclosed to the Employee, or known by him as a consequence of or through his employment with the Company, where such information is not generally known in the trade or industry, and where such information refers or relates in any manner whatsoever to the business activities, processes, services or products of the Company. Such information includes business and development plans (whether contemplated, initiates or completed), development sites, business contacts, methods of operation, results of analysis, customer lists, business forecasts, financial data, costs, revenues, and similar information. Upon termination of this Agreement, the Employee shall immediately return to the Company all of its property, and all copies thereof, including all confidential information which has been reduced to tangible form, in his possession, custody or control.

                  b. EMPLOYEE SOLICITATION. The Employee shall not, either during the term of this Agreement, or the first 180 days after the termination of this Agreement, solicit, encourage or induce any employee of the Company to leave his or her employment with the Company.

                  c. OTHER AGREEMENTS. The Employee represents and warrants that his performance hereunder shall not conflict with any other agreements to which he was or is a party. The Employee agrees not to enter into any agreement, either written or oral, which may conflict with this Agreement.

                  d. RELIEF. The Employee agrees that the Company will be irreparably damaged by a breach of Section 8 or this Section 10 and that damages at law will be an insufficient remedy to the Company. The Employee also agrees that the Company shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of Section 8 or this Section 10, which injunctive relief shall be in addition to any other rights or remedies available to the Company.

         This Section 10 shall survive the expiration or earlier termination of this Agreement.

         11. GROSS UP PROVISIONS. It is the intent of the Company and Employee that: (i) issuance of the Stock Loan to Employee under Section 4.b.; (ii) reimbursement or payment by the Company of Rental Expenses, the Home Expenses, or the Moving Expenses; and (iii) the Relocation Loan, be revenue neutral after taxes to Employee. To the extent that any of the above compensation or payments made under this Agreement are taxable to Employee, including payments made under this paragraph, the Company shall pay to Employee the amounts (the "Gross Up Amounts") necessary to pay all income taxes on such compensation or payments reimbursed in order to "gross up" the total payments to Employee to cover taxes on such payments and on the gross up payments required by this paragraph so that the total payments and reimbursements to Employee under Sections 4.b., 5 and 11 of this Agreement shall be revenue neutral after taxes to Employee.

         12. INDEMNIFICATION. The Company shall indemnify Employee in all suits or proceedings relating to or arising out of conduct or actions in his official capacity as an officer or employee of the Company to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, including the right to have expenses (including attorney's fees) incurred by the Employee paid by the Company in advance, as it may be amended from time to time, and the Company's certificate of incorporation and by-laws. This Agreement shall not in any manner diminish or change the Employee's indemnification rights under law, including Delaware law, or under the Company's certificate of incorporation and by-laws.

         13. MODIFICATION. No change or modification of this Agreement shall be valid unless made in writing and signed by both the Parties.

         14. APPLICABLE LAW. Except for Section 12 above, which shall be governed by and construed in accordance with the laws of the State of Delaware, this Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to provisions that refer a matter to the laws of any other jurisdiction. The Parties hereby agree that venue shall be exclusively within Dade County, Florida.

         15.  NO JURY  TRIAL.  THE  COMPANY  AND  EMPLOYEE  HEREBY  VOLUNTARILY,
KNOWINGLY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

         16. ASSIGNMENT PROHIBITED. This Agreement is personal to the Parties and neither Party may assign or alienate any of its rights or obligations under this Agreement without the written consent of the other Party.

         17. SEVERABILITY. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable law or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but that remainder of this Agreement shall not be invalid and shall be given full force and effect so far as possible.

         18. WAIVERS. The failure or delay of either Party at any time to require performance by the other of any provision of this Agreement, even if known, shall not affect the right of such Party to require performance of that provision or to exercise any right, power or remedy hereunder, and any waiver by either Party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on either Party in any case shall, of itself, entitle such Party to any other or further notice or demand in similar or other circumstances.

         19. ENFORCEMENT COSTS. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing Party shall be entitled to recover reasonable attorneys' and paralegals' fees, court costs and all expenses even if not taxable as court costs (including all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such Party may be entitled. The terms of this Section 19 shall survive any termination of this Agreement.

         20. REMEDIES CUMULATIVE. No remedy conferred upon any Party pursuant to this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise, including the right to recoup damages arising out of a breach hereof. No single or partial exercise by any Party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

         21. NOTICES. All notices and other communications required or permitted under this Agreement shall be in writing, and shall be deemed properly given if delivered personally, mailed by registered or certified mail in the United States mail, postage prepaid, return receipt requested, sent by facsimile, or sent by Express Mail, Federal Express or other nationally recognized express delivery service, as follows:

             If to the Company or the Board:

             Atlantic Gulf Communities Corporation
             2601 South Bayshore Drive
             Miami, Florida  33133
             Attention:  President
             Fax Number:  305-859-4398

             With a copy to:

             Atlantic Gulf Communities Corporation
             2601 South Bayshore Drive
             Miami, Florida 33133
             Attn:  General Counsel
             Fax Number:  305-859-4063

             If to the Employee:

             John Laguardia
             6073 Bayshore Boulevard
             Orlando, Florida 32819-4303
             Fax Number 407-876-7748

             With a copy to:

             Baker & Hostetler LLP
             Attn:  Richard T. Fulton
             201 South Orange Avenue
             2300 SunTrust Center
             Post Office Box 112
             Fax Number: 407-841-0168
             Orlando, Florida, 32801

         Notice given by hand, certified or registered mail, or by Express Mail, Federal Express or other such express delivery service, shall be effective upon actual receipt. Notice given by facsimile transmission shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices by facsimile transmission shall be confirmed promptly after transmission in writing by certified mail or personal delivery.

         Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

         22. ENTIRE AGREEMENT. This Agreement incorporates the entire agreement between the Parties with respect to the subject matter here, and supersedes all other prior or contemporaneous agreements, negotiations or discussions between the Parties with respect thereto.

         23. MISCELLANEOUS. Captions and section headings used herein are for convenience and are not a part of this Agreement and shall not be used in construing it. Where necessary or appropriate to the meaning hereof, the singular and plural shall be deemed to include each other, and the masculine, feminine and neuter shall be deemed to include each other.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

WITNESSES:                          COMPANY:

                                    ATLANTIC GULF COMMUNITIES
                                    CORPORATION

                                    By:
-------------------------              ---------------------------
Print:                              J. Larry Rutherford,
       ------------------           Chairman of the Board, President
                                    and Chief Executive Officer
-------------------------
Print:
       ------------------

                                    EMPLOYEE:


-------------------------           ------------------------------
Print: ------------------           JOHN LAGUARDIA

-------------------------
Print: ------------------

                      ATLANTIC GULF COMMUNITIES CORPORATION
                         STOCK OPTION PLAN AND AGREEMENT
                                       FOR
                                 JOHN LAGUARDIA

                                    AGREEMENT

1. GRANT OF OPTION. Atlantic Gulf Communities Corporation, a Delaware corporation (the "Company") hereby grants, as of November 17, 1997 to John Laguardia (the "Optionee") an option (the "Option") to purchase up to Four Hundred and Fifty Thousand (450,000) shares of the Company's Common Stock, $.10 par value per share (the "Shares"), at an exercise price per share equal to the Option Price. The Option shall be subject to the terms and conditions set forth herein. The Option is a nonqualified stock option, and not an Incentive Stock Option

2. STOCK OPTION PLAN. This Agreement shall also serve as the plan under which the Option is granted, pursuant to the regulations promulgated under Section 162 of the Internal Revenue Code. The maximum number of shares that may be subject to acquisition under the Option may not exceed Four Hundred and Fifty Thousand (450,000) shares.

3. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

    (a)  "Board" shall mean the Board of Directors of the Company.

    (b) "Cause" shall have the meaning set forth for such term in Section 9.a. of the Employment Agreement.

    (c) "Committee" shall mean a committee appointed by the Board (the "Committee") which shall be composed of two or more Directors all of whom shall be Outside Directors. The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 promulgated under the Securities Exchange Act and Section 162(m) of the Internal Revenue Code. The Committee shall serve at the pleasure of the Board and shall have the powers designated herein and such other powers as the Board may from time to time confer upon it.

    (d) "Common Stock" shall mean the Company's Common Stock, par value $.10 per share.

    (e)  "Director" shall mean a member of the Board.

    (f) "Employment Agreement" shall mean that certain Employment Agreement entered into by and between the Company and the Optionee, of even date herewith.

    (g) "Fair Market Value" of a Share on any date of reference shall mean the "Closing

Price" (as defined below) of the Common Stock on such date (or if such date is not a business day, on the immediately preceding business day), unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any day shall be the last reported sale price of the Common Stock on the National Association of Securities Dealers' National Market System, on an national securities exchange, or, if no such sales price is reported, the mean between the closing high bid and low asked quotations for such day of
Common Stock on such system, as reported in any newspaper of general circulation. If no quotation is made for the applicable day, the Fair Market Value shall be determined in the manner set forth in the preceding sentence using quotations for the next preceding day for which there were quotations, provided that such quotations shall have been made within the ten (10) "trading" days preceding the applicable day. Notwithstanding the foregoing, if no such information is available, or if otherwise determined necessary by the Committee, the Fair Market Value shall be determined in good faith by the Committee or the Board in a fair and uniform manner.

    (h) "Incentive Stock Option" shall mean an incentive stock option as defined in Section 422 of the Internal Revenue Code.

    (i) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    (j) "Non-Qualified Stock Option" shall mean an Option which is not an Incentive Stock Option.

    (k) "Option" (when capitalized) shall mean any option granted under this Agreement.

    (l) "Option Price" shall mean the Fair Market Value of a Share on the Shareholder Approval Date.

    (m) "Outside Director" shall mean a member of the Board who qualifies as an "outside director" under Section 162(m) of the Internal Revenue Code and the regulations thereunder and as a "Non-Employee Director" under Rule 16b-3 promulgated under the Securities Exchange Act.

    (n) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

    (o)  "Share" shall mean a share of Common Stock..

    (p) "Shareholder Approval Date" shall mean the date on which this Stock Option Plan and Agreement is approved by a majority vote of the shareholders of the Company, in satisfaction of Section 162(m) of the Internal Revenue Code.

4.  EXERCISE SCHEDULE.

    (a) Except as otherwise provided in Sections 7 or 10 of this Agreement, the Option shall be exercisable in whole or in part, and cumulatively, according to the following schedule:

EXERCISABILITY DATE          NUMBER OF SHARES THAT BECOME AVAILABLE FOR PURCHASE

Shareholder Approval Date                          150,000
June 30, 1998                                      150,000
June 30, 1999                                      150,000

         (b)The  Option shall  terminate on, and in no event shall the Option be
exercisable   after,   the  seventh   (7th)   anniversary   of  the   applicable
Exercisability Date as set forth above.

5. METHOD OF EXERCISE. This Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 4 hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised after both
(a) receipt by the Company of such written notice accompanied by the exercise price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee's payment to the Company of the amount that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

6. METHOD OF PAYMENT. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash;
(b) check; or (c) such other consideration or in such other manner as may be determined by the Committee or the Board, which other method, in the discretion of the Committee or the Board may include, without limitation, payment of the exercise price in whole or in part (i) with Shares held by the Optionee for at least six (6) months, (ii) by a promissory note payable to the order of the Company in a form acceptable to the Committee, or (iii) by the Company retaining from the Shares to be delivered upon exercise of the Option that number of Shares having a Fair Market Value on the date of exercise equal to the option price for the number of Shares with respect to which the Optionee exercises the Option or by any other form of cashless exercise procedure approved by the Committee or the Board.

7. TERMINATION OF OPTION. Any and all unvested or unexercised portion of the Option shall terminate and become null and void at the time of the earliest to occur of the following:

    (a) five (5) business days after the date the Optionee's employment with the Company is terminated for Cause, pursuant to Section 9.a. of the Employment Agreement;

    (b) ninety (90) days after the date the Optionee's employment with the Company is terminated (i) as a result of a total and permanent disability of the Optionee, pursuant to Section 9.d. of the Employment Agreement, (ii) as a result of the death of the Optionee, or (iii) by the Company without Cause, pursuant to
Section 9.b. of the Employment Agreement; or

    (c) thirty (30) days after the date the Optionee terminates his employment with the Company, pursuant to Section 9.c. of the Employment Agreement.

        Also, the Committee or the Board, in its sole discretion may by giving written notice (the "cancellation notice") cancel, effective upon the date of the consummation of any corporate transaction described in Section 10(a) of this Agreement or the consummation of any reorganization, merger, consolidation or other transaction in which the Company does not survive, any Option that remains unexercised on such date. Such cancellation notice shall be given thirty (30) days prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

8.  TRANSFERABILITY.

    (a) The Option is not transferable other than by will or by the laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee or the Optionee's legal representative. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

    (b) Unless the prior written consent of the Committee or the Board is obtained and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act, no Shares acquired pursuant to the exercise of an Option may be sold, assigned, pledged or otherwise transferred prior to the expiration of the six-month period following the date on which the Option was granted.

9.  NO  RIGHTS  OF   STOCKHOLDERS.   Neither  the   Optionee  nor  any  personal
representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of any portion of the Option prior to the date of exercise of the Option.

10. CHANGE IN CONTROL. This Option shall become immediately fully exercisable in the event of a "Change in Control" or in the event that the Committee or the Board exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 7 hereof. For this purpose, the term "Change in Control" shall mean:

    (a) Approval by the shareholders of the Company of (i) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or (ii) a liquidation or dissolution of the Company or (iii) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or

    (b) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that (i) any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a- 11 of Regulation 14A promulgated under the Securities Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board, and (ii) any person becoming a director subsequent to the date hereof who is nominated by AP-AGC, LLC, a shareholder of the Company, and who replaces a member of the Incumbent Board nominated by AP-AGC, LLC, shall be for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

    (c) The acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, (excluding, for this purpose, AP-AGC, LLC or the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of 30% or more of either the then outstanding Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors.

11. ADJUSTMENT OF SHARES.

    (a) If at any time while unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event, appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

    (b) The Committee or the Board may change the terms of Options outstanding under this Agreement, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee's or Board's sole discretion, such adjustments become appropriate so as to preserve but not increase benefits under this Agreement.

    (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made to, the number of or exercise price for Shares then subject to outstanding Options granted under this Agreement.

    (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Agreement shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

12. ISSUANCE OF SHARES.

    (a) The Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

    (b) As a condition to any sale or issuance of Shares upon exercise of any Option, the Committee or the Board may require such agreements or undertakings as the Committee or the Board may deem necessary or advisable to facilitate compliance with any applicable law or regulation including, but not limited to, the following:

                  (i) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for invest ment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                  (ii) a representation, warranty and/or agreement to be bound by any legends endorsed upon the certificate(s) for such Shares that are, in the opinion of the Committee or the Board, necessary or appropriate to facilitate compliance with the provisions of any securities laws deemed by the Committee or the Board to be applicable to the issuance and transfer of such Shares.

13. SHAREHOLDER APPROVAL REQUIREMENT. Notwithstanding anything to the contrary herein, the Optionee's rights hereunder shall be subject to and conditioned upon approval of this Stock Option Plan and Agreement by a majority vote of the shareholders of the Company, in satisfaction of Section 162(m) of the Internal Revenue Code.

14. ADMINISTRATION.

    (a) This Agreement shall be administered by the Committee or the Board.

    (b) The Committee or the Board, from time to time, may adopt rules and regulations for carrying out the purposes of this Agreement. The determinations by the Committee or the Board, and the interpretation and construction of any provision of this Agreement by the Committee or the Board, shall be final and conclusive.

15. NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

16. LAW GOVERNING. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Delaware.

17. INTERPRETATION. The Optionee accepts the Option subject to all the terms and provisions of this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the this Agreement.

18. NOTICES. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company's Secretary at 2601 S. Bayshore Drive, Miami, Florida 33133, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee's last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                           COMPANY:

                                           ATLANTIC GULF COMMUNITIES
                                           CORPORATION


                                           By:
                                               ---------------------------------
                                           Name:
                                                  ------------------------------
                                           Title:
                                                   -----------------------------

Dated:                                     OPTIONEE:
        ---------------------

                                           By:
                                                --------------------------------
                                                JOHN LAGUARDIA